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                                                                    EXHIBIT 10.1

                          WOMEN FIRST HEALTHCARE, INC.

                         COMMON STOCK PURCHASE AGREEMENT

      This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 12, 2003 by and between Women First HealthCare, Inc., a Delaware corporation (the "Company"), and the Investors (each an "Investor" and, collectively , the "Investors") listed on the Schedule of Investors attached hereto as Exhibit A ("Schedule of Investors"). The Investors and the Company are referred to collectively herein as the "Parties."

                                   WITNESSETH:

      WHEREAS, the Company has agreed with the holders of its Senior Secured Notes due September 30, 2005 (the "Senior Secured Notes") to implement certain amendments to the Senior Secured Notes and the Company's Senior Convertible Redeemable Preferred Stock, Series A (the "Series A Preferred Stock"), and as partial consideration therefor, the Company has agreed to issue certain Warrants to purchase 2,000,000 shares of Common Stock (the "New Warrants") and cancel existing Warrants to purchase 1,669,437 shares of Common Stock (the "Old Warrants") (collectively, such transaction being referred to herein as the "Restructuring");

      WHEREAS, the holders of the Senior Secured Notes have required, as a condition precedent to the closing of the Restructuring, that the Company sell not less than $2,500,000 worth of the Company's common stock, $0.001 par value per share ("Common Stock") to Edward F. Calesa, the President, Chief Executive Officer and Chairman of the Board of the Company, and the other Investors; and

      WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, shares of Common Stock on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

      1. AGREEMENT TO PURCHASE AND SELL STOCK. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Investors at the Closing (as defined below), and each Investor agrees to purchase from the Company at the Closing, that number of shares of Common Stock (collectively, the "Shares") determined by dividing the aggregate purchase price indicated opposite such Investor's name on the Schedule of Investors by a price per share equal to the average closing price of the Company's Common Stock on the Nasdaq National Market from and including March 20, 2003 through April 24, 2003.

      2. CLOSING MATTERS.

            2.1 Closing. The purchase and sale of the Shares (the "Closing") will take place at the offices of Latham & Watkins, 12636 High Bluff Drive, Suite 300, San Diego, CA 92130 at 10:00 a.m. Pacific Time, on May 12, 2003, or if any of the conditions set forth in Sections 6 or 7 (other than conditions with respect to actions the respective Parties will take at


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the Closing itself) has not been satisfied, a later date selected by the Company and a Majority in Interest of the Investors (defined below), which date shall be within ten (10) business days following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions to occur at the Closing (other than conditions with respect to actions the respective Parties will take at the Closing itself) (such date, the "Closing Date"). Against payment of the purchase price therefor, the Shares shall be registered in the Investors' names or the names of the nominees of the Investors pursuant to instructions delivered to the Company not less than two (2) business days prior to the Closing Date, and certificates for such Shares will be delivered to the Investors within ten (10) business days after the Closing Date.

            2.2 Payment of Purchase Price; Escrow. Payment of the purchase price for the Shares shall be made by the Investors on or before the Closing by wire transfer of immediately available United States funds payable to the Company's account pursuant to the wire transfer instructions provided by the Company. Pending the Closing, all funds paid hereunder shall be deposited by the Company in a separate account maintained by the Company for the benefit of the Investors. If the Company accepts subscriptions (either in whole or in part) for the Shares at or prior to the Closing Date, then all related subscription proceeds received for subscriptions accepted (either in whole or in part) by the Company shall be paid over to the Company at the Closing. If the Company shall not have received and accepted an Investor's subscription (either in whole or in part), then that subscription (or part thereof) shall be void and the relevant funds paid by such Investor, without deduction therefrom or interest thereon, shall be promptly returned to such Investor.

            2.3 Return of Funds. Investor hereby authorizes and directs the Company to return or direct the return of any funds not accepted by the Company as purchase price for Shares from the separate account, without deduction therefrom or interest thereon, to the same account from which the funds were originally drawn.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that the statements in the following paragraphs of this Section 3 are true and correct:

            3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, operations or results of operations of the Company. The Company is not in default under or in violation of any provision of its charter or bylaws. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

            3.2 Authorization. Except as set forth on the Schedule of Exceptions hereto, all corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of the obligations of the Company at the Closing, the performance of the obligations of the Company under Section 8 hereof and the issuance and delivery of the Shares, has been taken, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company,


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enforceable in accordance with its terms, except as may be limited by (i)
applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) the effect of rules of law governing the availability of equitable remedies, and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or prohibited by law.

            3.3 Valid Issuance of Stock. The Shares have been duly reserved for issuance and, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, (i) will be duly and validly issued, fully paid and nonassessable and will be free of any liens or claims (other than those that may be created by the Investors); (ii) will be free of any restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws; and (iii) will be issued in compliance with all applicable federal and state securities laws.

            3.4 Capitalization The entire authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, of which 22,971,417 shares were issued and outstanding as of May 6, 2003, and 5,000,000 shares of preferred stock, $0.001 par value per share, of which 13,000 shares were designated Senor Convertible Preferred Stock, Series A (the "Series A Preferred"), all of which are issued and outstanding as of the date hereof. No other shares of the Company's preferred stock are issued and outstanding as of the date hereof. Except (i) as set forth in SEC Documents (as defined below),
(ii) as granted in the ordinary course of business pursuant to the Company's 1998 Long-Term Incentive Plan, Stock Incentive Plan and 1999 Non-Qualified Stock Option Plan, and (iii) as contemplated by the Restructuring, including the issuance of the New Warrants and cancellation of the Old Warrants concurrently with the Closing, since the dates of the SEC Documents, there are no outstanding or authorized warrants, options, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. Except as set forth in the SEC Documents and for customary proxies to be solicited by the Board of Directors with respect to the Company's 2003 Annual Meeting of Stockholders, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company.

            3.5 Noncontravention. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which any of the Company's assets is subject (or result in the imposition of any mortgage, pledge, lien, encumbrance, charge or other security interest upon any of such assets), except in either case, where such violation, conflict or default would not have a material adverse


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effect on the business, financial condition, operations or results of operations of the Company. Except for (i) the filing of a Form D with the Securities and Exchange Commission (the "SEC") and (ii) filings which may be required under state securities laws, the Company does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

            3.6 Reports Filed Under the Securities Exchange Act of 1934; Financial Statements. All periodic reports filed by the Company under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in the preceding twelve (12) months (the "SEC Documents") contain all statements required to be stated therein in accordance with the 1934 Act and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Except as set forth on the Schedule of Exceptions hereto, (a) as of their respective dates (except as they have been correctly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (b) such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            3.7 Absence of Certain Changes. Except as disclosed in the SEC Documents or otherwise disclosed in public announcements or press releases, since the filing of the most recent SEC Document, there has been no change to the business, properties, assets, operations, prospects, results of operations or condition (financial or otherwise) of the Company, except for such changes which could not be reasonably expected to have a material adverse effect on the business, financial condition, operations or results of operations of the Company.

      4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor represents and warrants to the Company that the statements in the following paragraphs of this Section 4 are true and correct with respect to such Investor:

            4.1 Organization and Qualification. If such Investor is an entity, it is a corporation, limited liability company, trust or partnership or other similar entity duly organized, validly existing and in good standing under the laws of its jurisdiction. If such Investor is an individual, such Investor has the legal capacity to enter into this Agreement and is a bona fide resident of the state shown in the address set forth on the applicable signature page to this Agreement. Such Investor has all requisite power and authority (corporate or otherwise) to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

            4.2 Authorization. All action on the part of such Investor necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of


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such Investor hereunder has been taken, and this Agreement has been duly executed and delivered by such Investor and constitutes a valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) the effect of rules of law governing the availability of equitable remedies, and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or prohibited by law.

            4.3 Purchase for Own Account. The Shares to be purchased by such Investor hereunder will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public distribution thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and such Investor has no present intention of selling or otherwise distributing the same, except in compliance with the requirements of, or pursuant to a valid exemption from, the 1933 Act. Such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares. To the extent such Investor is not an individual, such Investor also represents that he, she or it has not been formed for the specific purpose of acquiring Shares.

            4.4 Accredited Investor Status. Such Investor is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act. By reason of its business and financial experience, sophistication and knowledge, such Investor is capable of evaluating the risks and merits of the investment made pursuant to this Agreement. Such Investor confirms that he, she or it (a) has preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons and (b) is able (i) to bear the economic risk of this investment, as well as other risk factors as more fully set forth herein and in the SEC Documents, (ii) to hold the Shares for an indefinite period of time, and (iii) to bear a complete loss of such Investor's investment; and such Investor represents that he, she or it has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect such Investor's ability to provide for its current needs and possible financial contingencies.

            4.5 Restricted Securities. Such Investor understands that the Shares are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Investor represents that he, she or it is familiar with Rule 144 under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Such Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in Section 8 hereof.

            4.6 Due Diligence. Such Investor has had a reasonable opportunity to conduct due diligence and to ask questions of and receive answers from the Company and its officers, and all such questions have been answered to the full satisfaction of such Investor. Such


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Investor acknowledges that he, she or it has read carefully, and is fully familiar with, the Company's Annual Report on Form 10-K for the year ended December 31, 2003, including, without limitation, the information set forth under the heading "Risks and Uncertainties" in "Item 1 - Business" of such report.

            4.7 No General Solicitation. Such Investor did not (i) receive, review or rely upon any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, with respect to the Shares or (ii) attend any seminar, meeting or investor or other conference whose attendees were, to such Investor's knowledge, invited by any general solicitation or general advertising with respect to the Shares.

            4.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Shares unless and until:

                  (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company at such Investor's expense an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such securities under the 1933 Act; provided that the Company shall not require an opinion of counsel for routine sales of shares pursuant to Rule 144.

            4.9 Legends. It is understood that the certificates evidencing the Shares will bear the legends set forth below:


                  (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                  (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

      5. PRE-CLOSING COVENANTS OF THE PARTIES.

            The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

            5.1 General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make


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effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Sections 6 and 7 below).

            5.2 Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 or 4 above. No disclosure by any Party pursuant to this Section 5.2, however, shall be deemed to cure any misrepresentation, breach of warranty or breach of covenant.

      6. CONDITIONS TO THE INVESTORS' OBLIGATIONS AT CLOSING. The obligations of the Investors under Sections 1 and 2 of this Agreement with respect to the Closing are subject to the fulfillment or waiver, on or before the Closing Date, of each of the following conditions:

            6.1 Representations and Warranties True. The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

            6.2 Compliance with Covenants. The Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date.

            6.3 Restructuring. The closing of the transactions contemplated by the Restructuring shall have occurred in a manner satisfactory to the Majority in Interest of the Investors.

            6.4 No Litigation. No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect), or (C) affect adversely the right of the Investors to own the Shares.

            6.5 Securities Exemptions. The offer and sale of the Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualifications requirement of the California Corporate Securities Law of 1968 (the "Law") and the registration and/or qualification requirements of all other applicable state securities laws.

      7. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Investors under this Agreement with respect to the Closing are subject to the fulfillment or waiver on or before the Closing Date of each of the following conditions:

            7.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 4 shall be true and correct in all material respects on the Closing


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Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

            7.2 Payment of Consideration. The Investors shall have delivered to the Company by wire transfer the purchase price for the Shares in accordance with the provisions of Section 2.

            7.3 Restructuring. The closing of the transactions contemplated by the Restructuring shall have occurred in a manner satisfactory to the Company.

            7.4 No Litigation. No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect), or (C) affect adversely the right of the Investors to own the Shares.

            7.5 Securities Exemptions. The offer and sale of the Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualifications requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

      8. REGISTRATION STATEMENT FOR RESALE OF THE SHARES.

            8.1 Shelf Registration Statement. As promptly as practicable subject to the Company's need to obtain and file acquired business financial statements described on the Schedule of Exceptions attached hereto, the Company will prepare and file with the SEC a registration statement under the 1933 Act registering the Shares for resale to the public by the Investors, pursuant to such registration statement and the prospectus included therein (the "Registration Statement") free and clear of any restrictions under the 1933 Act except for prospectus delivery requirements. The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable thereafter and, subject to Section 8.2(b) below, to remain effective until the earlier of (i) two (2) years from the Closing Date and (ii) with respect to each Investor, the time that such Investor may freely sell the Shares held by he, she or it without registration and without regard to volume or manner of sale (the "Registration Period").

            8.2 Company Obligations. From time to time during the period commencing upon the effectiveness of the Registration Statement and ending upon the earlier of (x) such time as the applicable Investor may freely sell the Shares held by such Investor without registration and without regard to volume or manner of sale, or (y) such time as the applicable Investor shall have advised the Company in writing that such Investor has completed the resale of the Shares held by such Investor (the "Resale Period"), the Company shall do the following:

                  (a) Prepare and deliver to the Investors as many copies of the Prospectus (as hereafter defined) as the Investors may reasonably request;


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                  (b) Use its reasonable efforts to comply with all requirements imposed upon it by the 1933 Act, by the 1934 Act and by the undertakings in the Registration Statement so far as is necessary to permit the continuance of resales of the Shares by the Investors to the public, free and clear of any restrictions under the 1933 Act except for prospectus delivery requirements. If, at any time during the Resale Period, an event shall occur which makes it necessary to amend or supplement the Registration Statement or the Prospectus to comply with law or with the rules and regulations of the SEC, the Company shall promptly notify the Investors of the proposed amendment or supplement and promptly prepare and furnish to the Investors such number of copies of an amended or supplemented Registration Statement or Prospectus that complies with law and with such rules and regulations as the Investors may reasonably request. Each Investor shall suspend its sales of the Shares pending the preparation and delivery of such amendment or supplement and until such time as each such amendment or amendments to the Registration Statement have been declared effective by the SEC. For purposes of this Agreement, the term "Prospectus" means the final prospectus relating to the Shares most recently included in the Registration Statement or filed by the Company pursuant to Rule 424 of the 1933 Act and any amendments or supplements thereto filed by the Company pursuant to Rule 424 of the 1933 Act and shall include all documents or information incorporated in any such prospectus by reference;

                  (c) Promptly advise the Investors (i) when any post-effective amendment of the Registration Statement is filed with the SEC and when any post-effective amendment becomes effective; (ii) of any request made by the SEC for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information relating thereto; (iii) when any facts or events occur which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iv) of any suspension or threatened suspension of the use of any Prospectus in any state; and (v) of any proceedings commenced or threatened to be commenced by the SEC or any state securities commission that would result in the issuance of any stop order or other order or suspension of use. The Company agrees to use its reasonable efforts to prevent or promptly remove any stop order or other order preventing or suspending the use of the Prospectus during the Resale Period and to comply with any such request by the SEC to amend or supplement the Prospectus; and

                  (d) Take such action as shall be necessary to qualify and maintain the qualification of the Shares covered by such registration under such state securities or "blue sky" laws for offers and sales to the public during the Resale Period as the Investors shall reasonably request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of or become subject to taxation in, any jurisdiction in which it shall not be then qualified, or to file any general consent to service of process.

            8.3 Restrictions on Registrations. If at any time or from time to time after the effective date of the Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event (as defined below), no Investor shall offer or sell any Shares or engage in any other transaction involving or relating to Shares, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then notwithstanding Section 8.1


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
above, the Company's obligation to file the Registration Statement shall be delayed without penalty until such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company that disclosure of such information in a Registration Statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the applicable Registration Statement would be materially misleading absent the inclusion of such information. In no event shall the suspension of the Registration Statement (or the permissible delay in filing a Registration Statement) exceed 90 days as a result of a Potential Material Event.

            8.4 Certain Obligations of the Investors. In connection with the registration of the Shares pursuant to this Section 8:

                  (a) Each Investor shall cooperate as reasonably requested by the Company with the Company in connection with the preparation of the Registration Statement, and for so long as the Company is obligated to file and keep effective the Registration Statement, shall provide to the Company, in writing, for use in the Registration Statement, all such information regarding such Investor and its plan of distribution of the Shares as may be reasonably necessary to enable the Company to prepare the Registration Statement and the Prospectus, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

                  (b) Each Investor agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Investor not materially misleading. Each Investor agrees to furnish all such information and to cooperate with and provide assistance to the Company, as the Company may reasonably request, in connection with any registration and sale of the Shares.

                  (c) Each Investor hereby covenants with the Company not to make any sale of the Shares without effectively causing the prospectus delivery requirements under the 1933 Act to be satisfied unless the sale is made pursuant to an exemption from registration.

                  (d) Each Investor acknowledges and agrees that the Shares sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing the Shares is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Shares have been sold in accordance with this Agreement and the Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

                  (e) Each Investor is hereby advised that the anti-manipulation provisions of Regulation M under the 1934 Act may apply to sales of the Shares offered pursuant to the Registration Statement and agrees not to take any action with respect to any distribution deemed to be made pursuant to the Registration Statement that constitutes a violation of Regulation M under the 1934 Act or any other applicable rule, regulation or law.

                  (f) At the end of the Registration Period, each Investor shall discontinue sales of Shares pursuant to the Shelf Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Shares covered thereby which remain unsold, and each Investor shall promptly notify the Company of the number of Shares registered that remain unsold immediately upon receipt of the notice from the Company.

            8.5 Indemnification of the Investors. The Company shall indemnify, defend and hold harmless each Investor, its officers and its directors and any controlling persons of such Investor against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other fees and expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability) to which such Investor or any such persons may become subject under the 1933 Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such untrue statement or omission is based upon written information supplied by such Investor or by any of its representatives for use in such Registration Statement; provided, however, this indemnity agreement shall not inure to the benefit of any Investor on account of any loss, claim, damage, liability or action arising from the sale of the Shares to any person if any Investor fails to send or give a copy of the Prospectus (as amended or supplemented) to such person.

            8.6 Indemnification of the Company. Each Investor shall indemnify, defend and hold harmless the Company, its officers and its directors and any controlling persons of the Company against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other fees and expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability) to which the Company or any such persons may become subject under the 1933 Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only in each case to the extent that any such untrue statement or omission is based upon written information supplied by such Investor or its representatives for use in such Registration Statement; provided that in no event shall any indemnification obligation on the part of any Investor under this Section 8.6 exceed the net proceeds from the offering received by the Investor.

            8.7 Contribution. If for any reason the indemnification provided for in the preceding Sections 8.5 or 8.6 is unavailable to an indemnified party as contemplated by such clauses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided that in no event shall any contribution obligation on the part of any Investor under this Section 8.8 exceed the net proceeds from the offering received by such Investor.

            8.8 Procedure for Indemnification. The procedure for indemnification under this Section 8 shall be as follows:

                  (a) Notice. The indemnified party shall promptly give notice to the indemnifying party of any pending or threatened claim giving rise to indemnification under Section 8.5 or 8.6 (a "Claim"), specifying the factual basis for the Claim and the approximate amount thereof.

                  (b) Control of Claim and Settlement. With respect to any Claim as to which a person is entitled to indemnification hereunder, the indemnifying party shall have the right at its own expense to participate in or assume control of the defense of the Claim, and the indemnified party shall cooperate fully with the indemnifying party, subject to reimbursement for actual out-of-pocket expenses incurred by the indemnified party as the result of a request by the indemnifying party. If the indemnifying party elects to assume control of the defense of any Claim, the indemnified party shall have the right to participate in the defense of the Claim at its own expense. If the indemnifying party does not elect to assume control or otherwise participate in the defense of any Claim, he, she or it shall be bound by the results obtained by the indemnified party with respect to the Claim. No indemnifying party shall be liable for any settlement effected without its written consent, not to be unreasonably withheld or delayed.

                  (c) Survival. Notwithstanding any other provision of this Agreement, the indemnification and contribution obligations of the parties hereunder shall survive indefinitely.

                  (d) Expenses. The Company shall pay all expenses incident to the registration of the Shares under this Section 8, including without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel for the Company and its independent public accountants. With respect to sales of the Shares, each Investor shall pay all underwriting discounts and commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Shares to be sold by such Investor, the fees and disbursements of counsel retained by such Investor and transfer taxes, if any.

                  (e) Assignment of Registration Rights. The rights to cause the Company to register Shares set forth in this Section 8 may be assigned in whole or in part by an Investor; provided that: (a) the transfer may otherwise be effected in accordance with applicable securities laws, (b) the transfer involves not less than the lesser of all of such Investor's shares or 100,000 shares of Common Stock, (c) such Investor gives prior written notice to the Company, and (d) the transferee agrees to comply with the terms and provisions of this Agreement in a written instrument satisfactory in form and substance to the Company and its counsel. Except as specifically permitted by this Section 8.8(e), the rights of an Investor with respect to the registration of such Investor's Shares will not be transferable to any other person or entity, and any attempted transfer will cause all rights of such Investor therein to be forfeited, void ab initio and of no further force and effect.

            8.9 Waiver. With the written consent of the Company and a Majority in Interest of the Investors , any provision of this Section 8 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each waiver or amendment, the Company will promptly give written notice thereof to the Investors, if any, who have not previously received notice thereof or consented thereto in writing.

            8.10 Compliance.

                  (a) Each Investor will observe and comply with the 1933 Act, the 1934 Act and the general rules and regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, pledge, transfer or other disposition of the Shares or any part thereof.

                  (b) With a view to making available to the Investors the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Shares to the public without registration, the Company agrees to:

                        i. make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act;

                        ii. with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and

                        iii. so long as an Investor owns any unregistered Shares, furnish to such Investor upon any reasonable request a written statement by the Company as to its compliance with the public information requirements of Rule 144 under the 1933 Act, and of the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and the other SEC reports and documents of the Company as such Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing such Investor to sell any Shares without registration (excluding any reports or documents of the Company that the Company, in its sole discretion, deems confidential).

      9. TERMINATION.

            9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of the Company and a Majority in Interest of the Investors;

                  (b) by either a Majority in Interest of the Investors or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if the Closing shall not have been consummated on or before May 30, 2002;

                  (c) by either a Majority in Interest of the Investors or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

                  (d) by either a Majority in Interest of the Investors or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a material breach by the other party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

            9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such Party) except as set forth in this Section 9.2, provided that nothing contained in this Agreement shall relieve any party from liability for any breach of this Agreement and provided further that Section 10 shall survive termination of this Agreement.

      10. MISCELLANEOUS.

            10.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of twelve (12) months from the Closing Date and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company, as the case may be.

            10.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Investors and their successors, permitted assigns, heirs and personal representatives; provided that the Investors may not assign their rights or obligations under this Agreement to any person without the prior written consent of the Company.

            10.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            10.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

            10.6 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

           To the Company:   Women First HealthCare, Inc.
                             12220 El Camino Real, Suite 400
                             San Diego, CA  92130
                             Attention:  Charles M. Caporale.
                             Telephone: (858) 509-1171
                             Facsimile: (858) 509-1353

           with a copy to:   Latham & Watkins
                             12636 High Bluff Drive, Suite 300
                             San Diego, CA 92130
                             Attn: Scott N. Wolfe, Esq.
                             Telephone: (858) 523-5400
                             Facsimile: (858) 523-5450

           To each Investor: The address set forth on the signature page hereto.

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service or ordinary mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

            10.7 No Finder's Fees. The Company, on the one hand, and each Investor, on the other hand, represent to one another that he, she or it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. The Company agrees to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            10.8 Amendments and Waivers. Subject to Section 8.9, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. A "Majority in Interest" of the Investors shall mean (a) prior to the Closing, a majority in interest based upon the relative percentage of the aggregate purchase amount to be paid by all Investors as set forth on the Schedule of Investors and (b) from and after the Closing, a majority in interest based on the number of Shares then held by all Investors and any successors, assigns or transferees who have become a party to this Agreement pursuant to Section 8.8(e).

            10.9 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            10.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

            10.11 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

            10.12 Further Assurances. From and after the date of this Agreement, upon the request of the Investors or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

            10.13 WAIVER OF JURY TRIAL. THE COMPANY AND THE INVESTORS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

            10.14 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THE AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THE AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

WOMEN FIRST HEALTHCARE, INC.


By:       /s/ Charles M. Caporale
    ------------------------------------------------------
Name: Charles M. Caporale
Title: Vice President, Chief Financial Officer, Treasurer and Secretary


INVESTORS:


/s/ Edward F. Calesa
----------------------------------------------------------
Edward F. Calesa
Address:       c/o Women First Healthcare, Inc.
               12220 El Camino Real, Suite 400
               San Diego, California 92130


/s/ Richard A. Hortsmann
----------------------------------------------------------
Richard A. Horstmann
Address:       31 Boulderwood Drive
               Bernardsville, NJ 07924


Galleon Captain's Offshore, Ltd.
By:  /s/ Illegible
     -----------------------------------------------------
Address:       c/o Galleon Management, LP
               135 East 57th Street, 16th Floor
               New York, NY 10022
               Attn:  George Lay


Galleon Captain's Partners, L.P
By:  /s/ Illegible
     -----------------------------------------------------
Address:       c/o Galleon Management, LP
               135 East 57th Street, 16th Floor
               New York, NY 10022
               Attn:  George Lay

                SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT

/s/ John A. Schneider
----------------------------------------------------------
John A. Schneider
Address:       c/o Allen & Co. LLC
               711 Fifth Ave.
               New York, NY 10022


/s/ Jerry W. Peterson
----------------------------------------------------------
Jerry W. Peterson
Address:       c/o Agger Capital Management LLC
               7887 East Belleview Avenue, # 800
               Englewood, CO 8011


/s/ Oscar S. Shafer
----------------------------------------------------------
Oscar S. Shafer
Address:       c/o O.S.S. Capital Management LP
               605 Third Avenue, 19th Floor
               New York, NY 10158


/s/ Joel Liffmann
----------------------------------------------------------
Joel Liffmann
Address:       256 Country Club Road
               New Canaan, CT 06840


/s/ Richard L. Rubin
----------------------------------------------------------
Richard L. Rubin
Address:       36 The Crossing
               Purchase, NY 10577

                SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT